UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

July 8, 2013

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 1-15555

Delaware	87-0267438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11121 Kingston Pike, Suite E, Knoxville, Tennessee 37934
(Address of Principal Executive Office

(865) 675-1554
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Tengasco, Inc. (NYSE MKT: TGC) announced today that the Board of Directors has fixed the date and time of the Annual Meeting of the Company’s holders of common stock as Thursday, October 17, 2013 at 1:00 P.M. at the Homewood Suites by Hilton in Knoxville, Tennessee. The Board of Directors has also fixed the close of business on August 20, 2012 as the record date for the determination of the stockholders entitled to receive notice and to vote at the Annual Meeting or any adjournments thereof. Proposals of stockholders intended to be presented at the 2013 annual meeting must be received in writing, by the Chief Executive Officer of the Company at its offices by close of business July 26, 2013 in order to be considered for inclusion in the Company's proxy statement relating to this meeting. It is anticipated that the Notice of Annual Meeting and Proxy Statement will be available to the Company’s stockholders on or before September 6, 2013. The list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices at 11121 Kingston Pike, Suite E, Knoxville TN 37934 ten days before October 17, 2013.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1	Press release dated July 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: July 8, 2013
Tengasco, Inc.

By:	s/Michael J. Rugen
Michael J. Rugen,
Chief Executive Officer